EXHIBIT 10.13

SHIP TO: (Lessee)	SUPPLIER OF EQUIPMENT: (Seller) Biolase Technology, Inc. 981 Calle Amanecer San Clemente, California 92673

EQUIPMENT DESCRIPTION	PRICE

PURCHASE ORDER TERMS AND CONDITIONS – READ CAREFULLY

THIS PURCHASE ORDER IS ONLY ACCEPTED BY SELLER SUBJECT TO THE TERMS AND CONDITIONS OF SELLERS’ SALES ORDERS. TITLE, AND ALL RISKS AND REWARDS OF OWNERSHIP SHALL TRANSFER TO BUYER UPON SHIPMENT OF THE EQUIPMENT

1.	Seller warrants that Seller has good and marketable title to the Equipment and that the Equipment will be (a) free of any claim by any third party and any security interest retained by Seller, (b) new unless otherwise stated.

2.	Lessee is authorized to receive delivery of the Equipment as Buyer’s agent. All warranties and service normally accompanying the Equipment shall be extended by Seller directly to Lessee.

3.	Seller will ship the Equipment to Lessee at the address indicated hereon within sixty (60) days of the Date of Purchase Order. Seller must promptly mail its invoice for the Equipment to Buyer at the Bill To address set forth above. The Purchase Order Number should be clearly referenced on all invoices submitted to Buyer.

4.	Invoices shall be paid by Buyer, to Seller, within thirty (30) days or less, of the invoice date, unless otherwise stated and approved by Seller.

5.	Seller agrees to comply with the applicable provisions of any federal, state, or local law or ordinance and all lawful orders, rules, and regulations issued thereunder, as reasonably requested by Buyer.

6.	All benefits and rewards, risks of loss of ownership and title to the Equipment shall pass to Buyer upon shipment. Seller has satisfied all of it’s obligations to Buyer upon shipment of described equipment.

7.	This purchase order shall be governed and construed under the laws of the state of California, seller and buyer waive all rights to a jury trial.

8.	This purchase order shall expire sixty (60) days from the date of the purchase order and may be canceled prior thereto by buyer upon written notice from buyer to seller.

Buyer acknowledges, that in the event there are any conflicting terms between the standard terms and conditions of sale by Seller and those stated above by Buyer, then Sellers terms and conditions prevail.

In order to expedite payment, reference Purchase Order #

BILL TO: (Buyer)	National Technology Leasing Corp. 126 East Street Auburn, CA 95603 Phone: (530) 887-5486 Facsimile: (530) 887-8296	NATIONAL TECHNOLOGY LEASING By: (Authorized Representative) Date of Purchase Order: